 Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES FIRST QUARTER RESULTS
•	Mall Tenant Sales per Square Foot Up 10.8%
•	Leased Space 91.2%, Up 0.5%
•	Company Increases Guidance, Now Includes The Pier Shops’ Results

BLOOMFIELD HILLS, Mich., April 22, 2010 - - Taubman Centers, Inc. (NYSE:  TCO) today announced its financial results for the first quarter of 2010.

Net income allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2010 was $0.11 versus $0.22 per diluted common share for the quarter ended March 31, 2009.

For the quarter ended March 31, 2010, Funds from Operations (FFO) per diluted share was $0.60 versus $0.70 for the quarter ended March 31, 2009.  The company’s first quarter 2010 FFO includes a non-cash $(0.03) cent impact from the ownership of The Pier Shops at Caesars (Atlantic City, N.J.) versus an impact of $(0.01) during the first quarter of 2009.

“These results are in line with our expectations for the quarter and our guidance range for the year,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  Rents were lower and lease cancellation income was higher than the comparable period last year.  In addition, pre-development expense was up in large part due to nonrecurring consultant fees in 2010 and recoveries in the prior year.

Sales Surge
Mall tenant sales per square foot surged in the quarter, up 10.8 percent from the first quarter of 2009.  This brings the company’s 12-month trailing sales per square foot to $509.  Sales growth was particularly robust in Michigan and in Florida, two states that were severely impacted by the downturn. “We are very pleased with these strong tenant sales results.  Tenant sales are the best predictor of the leasing environment ahead,” said Mr. Taubman. “Retailers’ expectations have improved markedly and they are becoming more aggressive about their expansion plans.”

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Operating Statistics on Track
Leased space for the portfolio was 91.2 percent on March 31, 2010, up 0.5 percent from 90.7 percent on March 31, 2009.  Average rent per square foot for the first quarter of 2010 was $43.20 versus $44.48 in the first quarter of 2009. “These operating statistics are meeting our expectations,” said Mr. Taubman.  “As the recovery gains momentum the improvement in tenant sales will be reflected in our leasing metrics and operating results.”

The Pier Shops at Caesars Update
In April 2010, the mortgage lender for The Pier Shops at Caesars filed a lawsuit exercising its right to order the property to be sold at a public auction.  This is part of the process since the mortgage obligation on the property is in default.  The company anticipates that this will result in a foreclosure sale of the property in the late second or early third quarter of 2010, at which time the ownership will be transferred in satisfaction of the obligations under the debt.  Until the ownership is transferred, The Pier Shops continues to have about a $(0.01) FFO per share and $(0.015) EPS non-cash impact per month.

Guidance Increased
The company’s FFO per diluted share guidance range continues to be $2.55 to $2.75 for the full year 2010.  The company anticipates its 2010 EPS will be in the range of $0.64 to $0.89 per diluted common share.

These guidance ranges now include a $(0.06) impact for FFO per share and $(0.09) impact for EPS for The Pier Shops only through the second quarter of 2010, at which point it is assumed ownership of the property will be transferred.   The company has effectively increased the guidance range by these amounts because this impact had been excluded from previously issued guidance.  In addition, a non-cash accounting gain is expected to be recognized when the loan obligation is extinguished upon transfer of title of The Pier Shops.  This gain has been excluded from FFO per share and EPS estimates.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investing.”  This includes the following:

•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

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Investor Conference Call
The company will host a conference call at 11:00 a.m. (EDT) on April 23 to discuss these results, business conditions and the company’s outlook for 2010.  The conference call will be simulcast at www.taubman.com under “Investing” as well as www.earnings.com and www.streetevents.com .  An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrates its 60th anniversary in 2010.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Taubman Centers/4

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2010 and 2009
(in thousands of dollars, except as indicated)

	Three Months Ended
	2010	2009

Net income	16,813	24,526
Noncontrolling share of income of consolidated joint ventures	(2,013)	(1,693)
Noncontrolling share of income of TRG	(3,882)	(6,586)
TRG series F preferred distributions	(615)	(615)
Preferred stock dividends	(3,658)	(3,658)
Distributions to participating securities of TRG	(362)	(475)
Net income attributable to Taubman Centers, Inc. common shareowners	6,283	11,499
Net income per common share - basic	0.12	0.22
Net income per common share - diluted	0.11	0.22
Beneficial interest in EBITDA - Consolidated Businesses (1)	72,027	77,689
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1)	23,415	23,948
Funds from Operations (1)	49,731	56,570
Funds from Operations attributable to TCO (1)	33,487	37,758
Funds from Operations per common share - basic (1)	0.62	0.71
Funds from Operations per common share - diluted (1)	0.60	0.70
Adjusted Funds from Operations (1)	49,731	59,031
Adjusted Funds from Operations attributable to TCO (1)	33,487	39,401
Adjusted Funds from Operations per common share - basic (1)	0.62	0.74
Adjusted Funds from Operations per common share - diluted (1)	0.60	0.73
Weighted average number of common shares outstanding - basic	54,357,122	53,066,910
Weighted average number of common shares outstanding - diluted	55,368,907	53,265,959
Common shares outstanding at end of period	54,440,569	53,120,036
Weighted average units - Operating Partnership - basic	80,723,827	79,507,119
Weighted average units - Operating Partnership - diluted	82,606,874	80,577,430
Units outstanding at end of period - Operating Partnership	80,787,345	79,557,721
Ownership percentage of the Operating Partnership at end of period	67.4%	66.8%
Number of owned shopping centers at end of period	23	23

Operating Statistics (2):
Mall tenant sales (3)	1,005,181	921,158
Ending occupancy	88.2%	88.8%
Average occupancy	88.4%	89.0%
Leased space at end of period	91.2%	90.7%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	15.9%	18.5%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	14.5%	16.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	15.4%	17.7%
Rent per square foot - Consolidated Businesses	42.92	44.20
Rent per square foot - Unconsolidated Joint Ventures	43.80	45.08
Rent per square foot - Combined	43.20	44.48

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(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, ground rent, and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains  from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. For the three months ended March 31, 2009, FFO was adjusted for a restructuring charge.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Statistics exclude The Pier Shops.

(3)	Based on reports of sales furnished by mall tenants.

Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2010 and 2009
(in thousands of dollars)

	2010		2009
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	83,354	37,944	87,436	38,967
Percentage rents	2,074	992	2,160	1,108
Expense recoveries	52,921	22,339	56,758	23,826
Management, leasing, and development services	3,056		3,556
Other	10,084	2,065	7,780	2,189
Total revenues	151,489	63,340	157,690	66,090

EXPENSES:
Maintenance, taxes, and utilities	43,076	15,847	44,541	16,037
Other operating	17,805	4,608	14,965	6,388
Restructuring charge			2,461
Management, leasing, and development services	1,593		1,906
General and administrative	7,389		6,888
Interest expense	37,417	15,818	36,233	15,950
Depreciation and amortization	37,084	9,524	36,293	9,437
Total expenses	144,364	45,797	143,287	47,812

Nonoperating income	149	12	235	54
	7,274	17,555	14,638	18,332
Income tax expense	(196)		(270)
Equity in income of Unconsolidated Joint Ventures	9,735		10,158

Net income	16,813		24,526
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,013)		(1,693)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(3,882)		(6,586)
Distributions to participating securities of TRG	(362)		(475)
Preferred stock dividends	(3,658)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	6,283		11,499

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	81,775	42,897	87,164	43,719
EBITDA - outside partners' share	(9,748)	(19,482)	(9,475)	(19,771)
Beneficial interest in EBITDA	72,027	23,415	77,689	23,948
Beneficial interest expense	(32,197)	(8,202)	(31,360)	(8,284)
Beneficial income tax expense	(196)		(270)
Non-real estate depreciation	(843)		(880)
Preferred dividends and distributions	(4,273)		(4,273)
Fund from Operations contribution	34,518	15,213	40,906	15,664

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(237)	(141)	80	55

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended March 31, 2010 and 2009
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	Three Months Ended
		2010			2009
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners	6,283	55,368,907	0.11	11,499	53,265,959	0.22

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	8,003	55,368,907	0.14	13,219	53,265,959	0.25

Add:
Noncontrolling share of income of TRG	3,882	26,366,705		6,586	26,440,209
Distributions to participating securities	362	871,262		475	871,262

Net income attributable to partnership unit holders and participating securities	12,247	82,606,874	0.15	20,280	80,577,430	0.25

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,084		0.45	36,293		0.45
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,515)		(0.03)	(2,909)		(0.04)
Share of Unconsolidated Joint Ventures	5,478		0.07	5,506		0.07
Non-real estate depreciation	(843)		(0.01)	(880)		(0.01)

Funds from Operations	49,731	82,606,874	0.60	56,570	80,577,430	0.70

TCO's average ownership percentage of TRG	67.3%			66.7%

Funds from Operations attributable to TCO	33,487		0.60	37,758		0.70

Funds from Operations	49,731	82,606,874	0.60	56,570	80,577,430	0.70

Restructuring charge				2,461		0.03

Adjusted Funds from Operations	49,731	82,606,874	0.60	59,031	80,577,430	0.73

TCO's average ownership percentage of TRG	67.3%			66.7%

Adjusted Funds from Operations attributable to TCO	33,487		0.60	39,401		0.73

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2010 and 2009
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2010	2009

Net income	16,813	24,526

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,084	36,293
Noncontrolling partners in consolidated joint ventures	(2,515)	(2,909)
Share of Unconsolidated Joint Ventures	5,478	5,506

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	37,417	36,233
Noncontrolling partners in consolidated joint ventures	(5,220)	(4,873)
Share of Unconsolidated Joint Ventures	8,202	8,284
Income tax expense	196	270

Less noncontrolling share of income of consolidated joint ventures	(2,013)	(1,693)

Beneficial Interest in EBITDA	95,442	101,637

TCO's average ownership percentage of TRG	67.3%	66.7%

Beneficial Interest in EBITDA attributable to TCO	64,232	67,792

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TAUBMAN CENTERS, INC.
Table 5 -Balance Sheets
As of March 31, 2010 and December 31, 2009
(in thousands of dollars)
	As of
	March 31, 2010	December 31, 2009
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,486,633	3,496,853
Accumulated depreciation and amortization	(1,118,665)	(1,100,610)
	2,367,968	2,396,243
Investment in Unconsolidated Joint Ventures	87,111	89,804
Cash and cash equivalents	13,746	16,176
Accounts and notes receivable, net	41,676	44,503
Accounts receivable from related parties	2,087	1,558
Deferred charges and other assets	59,677	58,569
	2,572,265	2,606,853

Liabilities:
Notes payable	2,692,896	2,691,019
Accounts payable and accrued liabilities	215,786	230,276
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	158,430	160,305
	3,067,112	3,081,600

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	544	543
Additional paid-in capital	580,503	579,983
Accumulated other comprehensive income (loss)	(23,246)	(24,443)
Dividends in excess of net income	(901,043)	(884,666)
	(343,216)	(328,557)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(99,804)	(100,014)
Noncontrolling interests in partnership equity of TRG	(81,044)	(75,393)
Preferred Equity of TRG	29,217	29,217
	(151,631)	(146,190)
	(494,847)	(474,747)
	2,572,265	2,606,853

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,094,086	1,094,963
Accumulated depreciation and amortization	(402,713)	(396,518)
	691,373	698,445
Cash and cash equivalents	11,524	18,544
Accounts and notes receivable	22,717	26,982
Deferred charges and other assets	21,508	22,310
	747,122	766,281

Liabilities:
Notes payable	1,089,844	1,092,806
Accounts payable and other liabilities, net	37,613	50,615
	1,127,457	1,143,421

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(200,284)	(200,169)
Accumulated deficiency in assets - Joint Venture Partners	(170,547)	(166,866)
Accumulated other comprehensive income (loss) - TRG	(5,062)	(5,397)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(4,442)	(4,708)
	(380,335)	(377,140)
	747,122	766,281
(1) Certain 2009 amounts have been reclassified to conform to 2010 classifications.

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TAUBMAN CENTERS, INC.
Table 6 - Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2010

Funds from Operations per common share (1)	2.55	2.75

Real estate depreciation - TRG	(1.77)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	0.64	0.89

(1)	Guidance on Funds from Operations and EPS includes The Pier Shops' operations through June 2010. The loan on the center is in default and accrues interest at 10.01%. The foreclosure process is not in the Company's control, but the Company anticipates that the foreclosure will be completed in the late second or early third quarter of 2010, at which time the ownership of The Pier Shops will be transferred in satisfaction of the obligation under the debt. The Company expects a non-cash incremental impact on FFO per share of ($0.010) for each month the Company continues to own the center. Including the impact of depreciation and amortization, the impact on EPS is expected to be ($0.015) per month. A non-cash accounting gain is expected to be recognized when the loan obligation is extinguished upon transfer of title of The Pier Shops. This gain has been excluded from EPS and FFO per share estimates.